SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2003

FIRST DATA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 South Quebec Street, Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 488-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On page 23 of First Data Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, First Data indicated that, to facilitate Bank One’s deconversion schedule, a tentative agreement had been reached for First Data to continue providing card processing services to the Bank beyond the June 2004 expiration of the existing agreement with Bank One. Subsequently, the parties were unable to finalize the tentative agreement. The issue of whether a First Data subsidiary must continue to offer processing services at current rates after the June 2004 expiration date and certain other matters are now the subject of a binding arbitration proceeding, pursuant to the terms of the processing agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION

By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Assistant Secretary

Date: August 26, 2003